CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisor Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for SiM Dynamic Allocation Diversified Income Fund, SiM Dynamic Allocation Balanced Income Fund, and SiM Dynamic Allocation Equity Income Fund, each a series of Advisor Series Trust.

                   /s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 14, 2011